CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-258084 on Form S-6 of our report dated September 17, 2021, relating to the financial statements of FT 9600, comprising International Capital Strength Portfolio, Series 52 and SMid Capital Strength Portfolio, Series 52, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 17, 2021